Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen – Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES EXPANSION OF

REVOLVING CREDIT FACILITY BY $300 MILLION

Brentwood, Tenn. – December 2, 2025 – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic” or the “Company”) announced today that it has entered into a First Amendment to its Fourth Amended and Restated Credit Agreement to, among other things, increase the size of the “accordion” feature that provides for uncommitted incremental extensions of credit from $200 million to $300 million, and to exercise the full allotment by expanding the capacity under the Revolving Credit Facility from $275 million to $575 million effective December 1, 2025 (the “Amendment”). The Company currently has outstanding borrowings under the Revolving Credit Facility of $165.0 million. Including outstanding letters of credit of $18.6 million and following the Amendment, the Company currently has additional borrowing capacity of $391.4 million.

David M. Garfinkle, CoreCivic’s Chief Financial Officer, commented, “As expressed on our last earnings call, with recent contract awards the Company is forecasting significant increases in revenues and cash flows going into 2026 and 2027. Expanding the size of our Revolving Credit Facility provides us with enhanced balance sheet flexibility while remaining positioned for strategic investments and long-term value creation, such as through our recently expanded buyback authorization.” Garfinkle continued, “I would like to thank the banks that participate in our bank credit facility. We are pleased to have such supportive banking relationships.”

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding CoreCivic’s financial flexibility and prospects of growth in CoreCivic’s business. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including, but not limited to, risks and uncertainties associated with economic conditions affecting the corrections and detention industry. Other factors that could

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission. Except as required by applicable law, CoreCivic does not undertake any responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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